Amended Schedule A
                                     to the
                Investment Advisory and Administration Agreement
                                     between
                         Heritage Asset Management, Inc.
                                       and
                              Heritage Income Trust


I.   FEES FOR ADVISORY SERVICES
     --------------------------

     As compensation pursuant to Paragraph 7 of the Investment Advisory and Administrative Agreement between Heritage Asset Management, Inc. (the "Manager") and Heritage Income Trust (the "Trust"), the Trust shall pay to the Manager an advisory fee, computed daily and paid monthly, at the following annual rates as percentages of each Portfolio's average daily net assets:

     A.   INTERMEDIATE GOVERNMENT BOND FUND:
          ---------------------------------

Average Daily Net Assets        Advisory Fees as a % of Average Daily Net Assets
------------------------        ------------------------------------------------

All assets.........................................0.35%

     B.   HIGH YIELD BOND FUND
          --------------------

Average Daily Net Assets        Advisory Fees as a % of Average Daily Net Assets
------------------------        ------------------------------------------------

First $100 million.................................0.45%
Over $100 million to $500 million..................0.35%
Over $500 million..................................0.30%

II.  FEES FOR ADMINISTRATIVE SERVICES
     --------------------------------

     As compensation pursuant to Paragraph 7 of the Investment Advisory and Administrative Agreement between Heritage Asset Management, Inc. (the "Manager") and Heritage Income Trust (the "Trust"), the Trust shall pay to the Manager an administrative fee, computed daily and paid monthly, at the following annual rates as percentages of each Portfolio's average daily net assets:

     A.   INTERMEDIATE GOVERNMENT BOND FUND
          ---------------------------------

                   Administrative Fees as a % of Average Daily
                   -------------------------------------------
                            Net Assets for Each Class
                            -------------------------

                              Class A     0.15%
                              Class B     0.15%
                              Class C     0.15%
                              Class I     0.10%

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     B.   HIGH YIELD BOND FUND
          --------------------

                   Administrative Fees as a % of Average Daily
                   -------------------------------------------
                            Net Assets for Each Class
                            -------------------------

                              Class A     0.15%
                              Class B     0.15%
                              Class C     0.15%
                              Class I     0.10%




     Dated:  October 1, 2005

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